AMENDMENT

                                   TO THE ARTICLES OF INCORPORATION OF

                                    ENTERTAINMENT RESOURCE GROUP, INC.

     Pursuant to the provisions of Section 78.390 of the Nevada Revised Statutes, Entertainment Resource Group, Inc., formerly Victory Development Corporation, adopts the following amendments to its Articles of
     Incorporation:

     The undersigned hereby certify that on the 2nd day of November, 1988, a Special Meeting of the Board of Directors was duly held and convened at which there was present a quorum of the Board of Directors acting throughout all proceedings, and at which time the following resolutions were adopted by the Board of Directors:

     BE IT RESOLVED: That the Secretary of the corporation, Robert Urband, is hereby ordered and directed to obtain the written consent of stockholders owning at least a majority of the voting power of the outstanding stock of the corporation for the following purposes:

     a. To amend Article One to provide that the name o the corporation shall be changed from Entertainment Resource Group, Inc. to Seven Ventures, Inc.

     b. To amend Article Seven to restate the indemnification provisions as follows:

                                              ARTICLE VII

                                            INDEMNIFICATION

     Directors and officers of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a Director or officer, except for (1) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or
     (ii) the payment of dividends in violation of the provisions of Chapter 78 of the Nevada Revised Statutes. If the Nevada Revised Statutes are am-ended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors and officers, then the liability of a director or officer of the corporation shall be eliminated or limited to the full extent permitted by the Nevada Revised Statutes, as so amended.

     Any repeal or modification of all or any portion of the provisions of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions occurring prior to the time of such repeal or modification.

     The provisions of this Article shall not be deemed to limit or preclude indemnification of a director or officer by the Corporation for any liability of a director or officer which has not been eliminated by the provisions of this Article.

     The Corporation shall indemnify any and all persons who may serve or who have served at any time as directors of offices or who at the request of the Board of Director of the Corporation, may serve or any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers of the Corporation, or of such other corporation. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by law, agreement, vote of shareholder or otherwise.

     2. Pursuant to the provisions of Section 78.320 of the Nevada Revised Statutes, a majority of the stockholders holding 19,468,000 shares of the 29,642,491 shares outstanding of Entertainment Resource Croup, Inc., gave their written consent to the adoption of the amendment to Articles one and Seven of the Articles of Incorporation an follows:

                                                ARTICLE I

                                           NAME OF CORPORATION

                    The name of the Corporation is Seven Ventures, Inc.

                                               ARTICLE VII

                                             INDEMNIFICATION

     Directors and officers of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or
     (ii) the payment of dividends in violation of the provisions of Chapter 78 of the Nevada Revised Statutes. If the Nevada Revised statutes are amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors and officers, then the liability of a director or officer of the corporation shall be eliminated or limited to the full extent permitted by the Nevada Revised Statutes, as so amended.

     Any repeal or modification of all or any portion of the provisions of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions occurring prior to the time of such repeal or modification.

     The provisions of this Article shall not be deemed to limit or preclude indemnification of a director or officer by the Corporation for any liability of a director or officer which has not been eliminated by the provisions of this Article.

     The Corporation shall indemnify any and all persons who may serve or who have served at any time as directors of offices or who at the request of the Board of Director of the Corporation, may serve or any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers of the Corporation, or of such other corporation. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by law, agreement, vote of shareholder or otherwise.

     IN WITNESS WHEREOF, the said Entertainment Resource Group, Inc. has caused this certificate to be signed by its president and its secretary and its corporate seal to be hereto affixed this day /S/ 3rd day of November, 1988. ENTERTAINMENT RESOURCE GROUP, INC.



                                                   /S/ DAVID PLATTNER
                                                   -------------------------
                                                   DAVID PLATTNER, President



                                                   /S/ ROBERT URBAND
                                                   ------------------------
                                                   ROBERT URBAND, Secretary

STATE OF NEW YORK          )
                           : ss.
COUNTY OF NEW YORK)

On this /S/ 3rd day of November, 1988, before me, the undersigned, a Notary Public in and for the State of New York, personally appeared David Plattner, the duly elected President, and Robert Urband, the duly elected Secretary of Entertainment Resources Group, Inc., known to me to be the persons described in and who executed the foregoing Amendment to the Articles of Incorporation and who acknowledged to me that they executed the same freely and voluntarily on behalf of and in their capacities as the President and Secretary, respectively, of Entertainment Resource Group, Inc.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official 6sal the day and year first above written.


                                                     /S/ PATRICIA J. RUEDA
                                                         NOTARY PUBLIC
My Commission Expires:
/S/ MAY 18 - 1989